SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-K

                       CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                            November 30, 1998

                      OHSL FINANCIAL CORP.
       (Exact name of Registrant as specified in its Charter)
Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)     Identification Number)

5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (513) 574-3322

                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On November 30, 1998, the Registrant issued a press release announcing a dividend payable on January 15, 1999 to shareholders of record as of December 31, 1998.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release of OHSL Financial Corp., dated November 30,
1998.
                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                             OHSL FINANCIAL CORP.



Date: December 2, 1998       By:/s/ Charles F. Hertlein, Jr., Esq.
                                   Charles F. Hertlein, Jr., Esq.
                                  Attorney-in-fact for
                                  Kenneth L. Hanauer
                                  President and Chief
                                   Executive Officer


                              Exhibit 99.1

   OHSL Financial Announces Third Quarter Earnings
OHSL Financial Corp. Declares Quarterly Dividend

November 30, 1998 (Cincinnati, Ohio); OHSL Financial Corp., the parent company of Oak Hills Savings and Loan Co., F.A., has declared that it will pay a quarterly cash dividend of $.125 per share.

This cash dividend, OHSL's 22nd consecutive quarterly dividend, will be payable on January 15, 1999 to shareholders of record on December 31, 1998.

According to Kenneth L. Hanauer, OHSL's President and Chief Executive Officer, "The instability of the stock market, combined with global difficulties and a very low interest rate environment, has made 1998 a year of challenge for all financial institutions. Our year-to-date results are most encouraging, as we continue to better our performance over prior years. In light of this performance, our Board of Directors has continued with the payment of a strong dividend. The current $0.125 per share represents an annualized return of 3.5%, well above the dividend yield of our peer group. We are very pleased to be able to provide our shareholders with this dividend, as we strive to achieve even better financial results", stated CEO Hanauer.

OHSL Financial Corp. is a single thrift holding company which owns 100% of the common stock of Oak Hills Savings and Loan Company, F.A. Oak Hills operates six full-service banking locations in the western Cincinnati area. The common stock of OHSL Financial Corp. trades on the NASDAQ National Market under the symbol "OHSL".

For further information, please contact: Patrick J. Condren, Chief Financial Officer at (513) 574-3322.